UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019 (April 11, 2019)

J.E.M. CAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-179130	46-0525801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5B, Prat Building, 13 Prat Avenue, TsimShaTsui, Kowloon, HK (Address of Principal Executive Offices) (Zip Code)

852-27707297
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced that effective April 11, 2019, Mr. Leung Chi resigned from his positions as Chief Executive Officer and Chairperson of the Board of Directors. Mr. Leung’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company announced that effective April 11, 2019, Ms. Cheng Sze Ki resigned from her positions as Chief Financial Officer, Director and Corporate Secretary. Ms. Cheng’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on April 11, 2019, the Board of Directors of the Company appointed Mr. Xia MingJing as Chairman of the Board of Directors. Mr. Xia was also appointed the Chief Executive Officer, Chief Financial Officer and Corporate Secretary of the Company by the Board of Directors on the same date.

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2019

J.E.M. CAPITAL, INC.

By: /s/ Xia MingJing
Mr. Xia MingJing

Chief Executive Officer

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